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                                                                       EXHIBIT 5

              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                          Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400


                                      July 15, 1999

Organogenesis Inc.
150 Dan Road
Canton, Massachusetts 02021

Ladies and Gentlemen:

        We have acted as counsel to Organogenesis Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, 3,070,312 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock") as follows: (i) an additional 2,070,312 shares of Common Stock for issuance under the 1995 Stock Option Plan (the "1995 Plan") and (ii) 1,000,000 shares of Common Stock for issuance under the 1999 Nonqualified Stock Option Plan (the "1999 Plan"). This opinion is being rendered in connection with the filing of the Registration Statement.

        In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when paid for and issued in accordance with the terms of the 1995 Plan or the 1999 Plan, will be validly issued, fully paid and non-assessable.

         Our opinion is limited to the federal securities laws of the United States, the laws of the Commonwealth of Massachusetts and the corporate laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                     Very truly yours,

                                     /s/ Mintz, Levin, Cohn, Ferris, Glovsky
                                              and Popeo, P.C.

                                     MINTZ, LEVIN, COHN, FERRIS,
cc: Board of Directors               GLOVSKY and POPEO, P.C.